SHARE EXCHANGE AGREEMENT

       THIS SHARE EXCHANGE AGREEMENT is made this 17th day of August 2000, by and between Makepeace Capital Corp., a Texas corporation ("MKPC"), and NetSalon Corporation, a Delaware corporation ("NetSalon").

     WHEREAS, MKPC desires to acquire all of the issued and outstanding shares of common stock of NetSalon in exchange for an aggregate of approximately 32,000,000 shares of the common stock of MKPC (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, NetSalon desires to assist MKPC in a business combination which will result, if all NetSalon's shareholders desire to participate, in the shareholders of NetSalon owning approximately 80% of the then issued and outstanding shares of MKPC's Common Stock, and MKPC holding 100% of the issued and outstanding shares of NetSalon's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the NetSalon shareholders tendering all of the outstanding common stock of NetSalon to MKPC in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                           EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, MKPC agrees to offer two shares of Common Stock for each share of NetSalon common stock issued and outstanding, or a total of approximately 32,000,000 shares of MKPC Common Stock. The Common Stock will be issued directly to the shareholders of NetSalon which accept the Exchange Offer, and such shares shall be issued at a closing (the "Closing") to be held as soon as possible after the conditions precedent set forth in Articles 5 and 6 hereof have been satisfied (the "Closing Date"). Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of NetSalon which sets forth the number of shares each person owns in NetSalon and the number of shares they will be offered in MKPC.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by MKPC to NetSalon shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Sections 4(2) and 4(6) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of NetSalon accepting the Exchange Offer shall execute Letters of Acceptance or such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both MKPC and NetSalon shall be satisfied that the offer and exchange of MKPC shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

     1.4 Other Shares to be Issued. On the Closing, MKPC shall also issue a total of 5,100,396 shares of MKPC common stock to the persons and in the amounts set forth in paragraphs 7.4 through 7.7 below. Such persons shall execute investment letters containing representations and warranties relating to investment intent, restrictions on transferability and restrictive legends. In addition MKPC shall issue 2,000,000 shares to the investor who is investing $650,000 in MKPC on the Closing.

                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF NETSALON

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, NetSalon hereby represents and warrant to MKPC that:

     2.1 Organization. NetSalon is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of NetSalon consists of 20,000,000 shares of common stock, $.01 par value, of which 16,000,000 are currently issued and outstanding. All of the issued and outstanding shares of common stock of NetSalon are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating NetSalon to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. NetSalon does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of NetSalon as of the date of this Agreement.

     2.5 Financial Statements. NetSalon has delivered to MKPC unaudited balance sheets and statements of operations for the year ended December 31, 1999 and 1998, and an unaudited balance sheet and statement of operations for the period ended May 31, 2000 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects. The Financial Statements accurately set out and describe the financial condition of NetSalon as of May 31, 2000.

     2.6 Absence of Changes. Since May 31, 2000, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of NetSalon's knowledge, NetSalon has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of NetSalon or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither NetSalon nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to MKPC or have otherwise been disclosed in Schedule 2.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, NetSalon has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, MKPC and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of NetSalon and NetSalon shall make available to MKPC and/or its attorneys all books and records of NetSalon.

     2.10 Trade Names and Rights. NetSalon does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of NetSalon's knowledge, NetSalon has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on NetSalon or its properties.

     2.12 Litigation. NetSalon is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of NetSalon, threatened against or affecting NetSalon or its business, assets or financial condition, except for matters which would not have a material affect on NetSalon or its properties. NetSalon is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     2.13 Authority. NetSalon has full corporate power and authority to enter into this Agreement. The board of directors of NetSalon has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of NetSalon and the performance of the obligations of NetSalon under this Agreement. No other corporate proceedings on the part of NetSalon are necessary to authorize the execution and delivery of this Agreement by NetSalon in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by NetSalon, and will be a valid and binding agreement of NetSalon, enforceable against NetSalon in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by NetSalon of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of NetSalon's knowledge: (a) materially violate any provision of NetSalon's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of NetSalon, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which NetSalon is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of NetSalon; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which NetSalon is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by NetSalon herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by NetSalon, or on its behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to make any representation or warranty not misleading.

     2.16 Assets. NetSalon has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which NetSalon is a party or by which its is bound that are material to the conduct and operation of its business and properties, which provide for payments to or by NetSalon in excess of $25,000; or which involve transactions or proposed transactions between NetSalon and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by MKPC and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by NetSalon in connection with: (a) the execution and delivery by NetSalon of this Agreement;
(b) the performance by NetSalon of its obligations under this Agreement; or
(c) the consummation by NetSalon of the transactions contemplated under this Agreement.

                                   ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF MKPC

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, MKPC represents and warrants to NetSalon that:

     3.1 Organization. MKPC is a corporation duly organized, valid existing, and in good standing under the laws of Texas, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of MKPC consists of 100,000,000 shares of $.001 par value Common Stock of which 3,857,500 shares of Common Stock are currently issued and outstanding and 20,000,000 shares of $.001 par value preferred stock of which no shares are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating MKPC to issue or to transfer from treasury any additional shares of its capital stock of any class. At the Closing, Gencorp Enterprises, Inc. will surrender 2,912,896 of its shares for cancellation so that there will be 944,604 shares outstanding.

     3.3 Subsidiaries. MKPC does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of MKPC as of the date of this Agreement.

     3.5 Financial Statements. MKPC has delivered to NetSalon its audited balance sheet and statements of operations and cash flows as of and for the year ended June 30, 1999 and 2000 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of MKPC as of the dates, and for the periods, indicated therein.

     3.6 Absence of Changes. Since June 30, 2000, except for direct expenses incurred by MKPC in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of MKPC's knowledge, MKPC has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Except for direct expenses incurred by MKPC in connection with this Agreement and the transactions contemplated hereby, neither MKPC nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to NetSalon.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, MKPC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NetSalon shall have the opportunity to meet with MKPC's accountants and attorneys to discuss the financial condition of MKPC. MKPC shall make available to NetSalon all books and records of MKPC.

     3.10 Trade Names and Rights. MKPC does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of MKPC's knowledge, MKPC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any applicable building, zoning, or other law, ordinance, or regulation) affecting its SEC reports, its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. MKPC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of MKPC, threatened against or affecting MKPC or its business, assets, or financial condition. MKPC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. MKPC is not engaged in any legal action to recover moneys due to it.

     3.13 Bulletin Board Listing. MKPC's Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol MKPC, and MKPC is not aware of steps being taken by the NASD to cause the Common Stock to be delisted.

     3.14 No Pending Investigation. MKPC is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding MKPC or any officers or directors of MKPC.

     3.15 Authority. MKPC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of MKPC has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of MKPC, the performance of the obligations of MKPC under this Agreement and the consummation by MKPC of the transactions contemplated under this Agreement.
No other corporate proceedings on the part of MKPC are necessary to authorize the execution and delivery of this Agreement by MKPC and the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by MKPC, will be a valid and binding agreement of MKPC, enforceable against MKPC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.16 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by MKPC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of MKPC's knowledge: (a) violate any provision of MKPC's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of MKPC, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which MKPC is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of MKPC; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which MKPC is bound or subject.

     3.17 Validity of MKPC Shares. The shares of MKPC Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.18 Full Disclosure. None of the representations and warranties made by MKPC herein, or in any filing with the SEC, or in any exhibit, certificate or memorandum furnished or to be furnished by MKPC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.19 Assets. MKPC has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances. The 200,000 shares of Homecaravan.com., Inc. which are owned by MKPC will be transferred to Gencorp Enterprises, Inc. at the Closing in consideration for Gencorp Enterprises' agreement to cancel all existing debt owed to it by MKPC.

     3.20 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which MKPC is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by MKPC in excess of $1,000; or which involve transactions or proposed transactions between MKPC and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by NetSalon and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.21 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by MKPC in connection with: (a) the execution and delivery by MKPC of its obligations under this Agreement; (b) the performance by MKPC of its obligations under this Agreement; or (c) the consummation by MKPC of the transactions contemplated by this Agreement.

     3.22 Real Property. MKPC does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                 ARTICLE 4
                                 COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, MKPC and NetSalon shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither MKPC nor NetSalon shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                 ARTICLE 5
                 CONDITIONS PRECEDENT TO MKPC'S PERFORMANCE

     5.1 Conditions. The obligations of MKPC hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. MKPC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MKPC of any other condition of or any of MKPC's other rights or remedies, at law or in equity, if NetSalon shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NetSalon in this Agreement or in any written statement that shall be delivered to MKPC by NetSalon under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. NetSalon shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against NetSalon on or before the Closing Date.

     5.5 Officer's Certificate. NetSalon shall have delivered to MKPC a certificate, dated the Closing Date, and signed by the Chief Executive Officer of NetSalon, certifying that each of the conditions specified in Sections 5.2 through 5.4 hereof have been fulfilled.

                                  ARTICLE 6
               CONDITIONS PRECEDENT TO NETSALON'S PERFORMANCE

     6.1 Conditions. NetSalon's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. NetSalon may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NetSalon of any other condition of or any of NetSalon's rights or remedies, at law or in equity, if MKPC shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MKPC in this Agreement or in any written statement that shall be delivered to NetSalon by MKPC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. MKPC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MKPC on or before the Closing Date.

     6.5 Directors of MKPC. Effective on the Closing, MKPC shall have temporarily set the size of its Board of Directors at four (4) persons, and such Board of Directors shall include Mark Manuel, Jan R. Thurman, Donald Dinger, and Gerald Manuel. The current Officers and Directors of MKPC shall have submitted their resignations as the Officers and Directors of MKPC effective on the Closing of this transaction.

     6.6 Officers of MKPC. Effective on the Closing, MKPC shall have elected the following new Officers of MKPC:

               Mark Manuel        -     President
               Jan R. Thurman     -     CEO and Secretary

     6.7 No Outstanding Debt. On the Closing, all outstanding liabilities and obligations of MKPC shall have been paid or settled, including all costs related to this transaction.

     6.8 Form 10-KSB. MKPC shall have completed its Form 10-KSB for the year ended June 30, 2000, and filed the 10-KSB with the SEC.

     6.9 Warrants. All outstanding B and C Warrants shall have been cancelled.

     6.10 Officer Certificate. MKPC shall have delivered to NetSalon a certificate, dated the Closing Date and signed by the President of MKPC, certifying that each of the conditions specified in Sections 6.2 through 6.9 have been fulfilled.

                                ARTICLE 7
                                 CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than August 11, 2000. At the Closing:

     7.2 NetSalon shall deliver Letters of Acceptance and the certificates representing the shares of NetSalon held by the shareholders of NetSalon accepting the Exchange Offer ("Accepting Shareholders") to MKPC.

     7.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of MKPC Common Stock for which the shares of NetSalon common stock shall have been exchanged.

     7.4 MKPC shall deliver a certificate for 400,000 shares of its common stock to Steve Naramore as payment for consultant's/finder's fees.

     7.5 NetSalon shall deliver a certificate for 200,000 shares of its common stock to Hunter Capital LLC as payment for consultant's/finder's fees.

     7.6 MKPC shall deliver certificates totaling 2,250,198 shares of its common stock to Mike Underwood, Steve Quoy and Battersea Capital as payment for consultant's/finder's fees in connection with this transaction.

     7.7 MKPC shall deliver a certificate for 2,250,198 shares of its common stock to Bridgewater Capital Corporation as payment for consultant's fees.

     7.8 MKPC shall instruct the transfer agent to issue 2,000,000 shares to the investor who is investing a total of $650,000 in MKPC on the closing of this transaction.

     7.9 MKPC shall provide to NetSalon copies of all accounting records for the past five years and all corporate records including articles, bylaws and minutes of directors and shareholders meetings, except for documents previously provided by NetSalon or its representatives.

     7.10     MKPC shall deliver an officer's certificate, as described in
Section 6.8 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of MKPC are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.11 MKPC shall deliver a signed Consent and/or Minutes of the Directors of MKPC approving this Agreement and each matter to be approved by the Directors of MKPC under this Agreement.

     7.12     NetSalon shall deliver an officer's certificate, as described in
Section 5.5 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of NetSalon are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.13 NetSalon shall deliver a signed Consent or Minutes of the Directors of NetSalon approving this Agreement and each matter to be approved by the Directors of NetSalon under this Agreement.

     7.14 NetSalon shall deliver the opinion of its counsel, Krys Boyle Freedman & Sawyer, P.C., dated the Closing Date, in form and substance satisfactory to counsel for MKPC, to the effect that:

          (1) NetSalon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (2)     NetSalon's authorized capital stock is as set forth in
Section 2.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by NetSalon's Board of Directors and does not require the approval and authorization of NetSalon's shareholders. Consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 2.14 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any liabilities or obligations of the type described in Section 2.7 hereof, any litigation, proceeding or investigation of the type described in Section 2.12 hereof, or any defects, in title or mortgages, encumbrances or liens of the type described in Section
2.16 hereof.

          (5) The shares of NetSalon's Common Stock to be exchanged pursuant to this Agreement, are duly and validly authorized and issued, and are fully paid and nonassessable.

     7.15 MKPC shall deliver the opinion of its counsel, Jody Walker, dated the Closing Date, in form and substance satisfactory to counsel for NetSalon, to the effect that:

          (1) MKPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business and is in good standing in each state where its business requires qualification.

          (2)     MKPC's authorized capital stock is as set forth in Section
3.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by MKPC's Board of Directors and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 3.16 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any litigation, proceeding or investigation of the type described in Section 3.12 hereof.

          (5) The shares of MKPC's Common Stock to be issued pursuant to this Agreement will be duly and validly authorized and issued, and will be fully paid and nonassessable.

                                 ARTICLE 8
                               POST CLOSING

     8.1 Current Report on Form 8-K. Within 15 days after the Closing Date, MKPC will file a Current Report on Form 8-K with the Securities and Exchange Commission reporting this transaction.

     8.2 Shareholders Meeting. As soon as possible after the Closing, NetSalon will call a MKPC shareholders meeting for the purpose of seeking shareholder approval of a one-for-two reverse stock split, a change of MKPC's name to NetSalon, and a change of domicile to Delaware.

     8.3 Consulting Agreement with Bridgewater Capital Corporation. NetSalon shall enter into a consulting agreement with Bridgewater Capital Corporation no later than August 31, 2000.

                                 ARTICLE 9
                               MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     MKPC:

          Makepeace Capital Corp.
          1660 South Albion
          Denver, Colorado  80222

     with a copy to:

          Jody M. Walker
          7841 South Garfield Way
          Littleton, Colorado  80122
          (303) 850-7637

     NetSalon:

          NetSalon Corporation
          Suite 134-554
          4835 N. O'Conner Boulevard
          Irving, Texas  75062

     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202
          (303) 893-2300
          (303) 893-2882 - Fax

     9.7 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.8 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.9 Announcements. MKPC and NetSalon will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.10 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     9.11 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED as of the date first above written.

MAKEPEACE CAPITAL CORP.             NETSALON CORPORATION


By:/s/ Ross Corace                  By:/s/ Mark Manuel
    Ross Corace, President          Mark Manuel, President

                                      SCHEDULE 1

                                           Number of     Number of
              Name and Address             Shares of     Shares of
              and Tax ID Number            NetSalon      Makepeace
              -----------------            ---------     ---------

             Mark Manuel
             9220 Edgemont Drive
             NRH, TX  76180
             SSN:                           9,410,250     18,447,925

             Steven John Little
             1412 Park Place Avenue
             Southlake, TX  76092           1,000,000      1,960,408

             Jan Thurman
             2320 Chimney Hill Drive
             Arlington, TX  76012
             SSN:                           1,683,000      3,300,000

             Donnie Dinger                    943,500      1,850,000

             Gerald Manuel
             729 Grapevine Highway
             PMB #178
             Hurst, TX  76054
             SSN:                             850,000      1,666,667

             James G. Pattillo
             Cynthia T. Pattillo
             6229 Westchester Lane
             Plano, TX  75093
             SSN:              (JGP)
             SSN:              (CTP)          255,000        500,000

             Gregory A. Manuel
             8110 Moores Lane East
             Brentwood, TX  37027
             SSN:                             212,500        416,667

             Michael K. Manuel
             701 Davis Street
             Brentwood, TN
             SSN:                             212,500        416,667

             William Blair                    170,000        333,333

             Thayes C. Lindauer
             5655 Lindero Canyon Road,
             Suite 425
             West Lake Village, CA  91362     170,000        333,333

             C. G. Green
             2826 Spring Stuebner
             Spring, TX  77389
             SSN:                              93,500        183,333

             George Tellez
             911 Little Creek Trail
             Oak Leaf, TX  75154
             SSN:                              85,000        166,667

             George Papasaderis                46,750         91,667

             Albert E. Andres
             2326 Little John Drive
             Grand Prairie, TX  75050
             SSN:                            42,500        83,333

             Gail Clark
             5721 Overridge Court
             Arlington, TX  76017
             SSN:                            17,000        33,333

             Diane Nichols
             2315 Welch Place
             Mansfield, TX  76063
             SSN:                             8,500        16,667

             Krys Boyle Freedman &
              Sawyer, P.C.
             600 17th Street, #2700 S.T.
             Denver, CO  80202              100,000       200,000

             Christopher D. Jennings
             154 South Layton Drive
             Los Angeles, CA  90049
             SSN:                            76,923       153,846

             John M. Dalfonsi
             1338 Yale, #A
             Santa Monica, CA  90404
             SSN:                            7,000         14,000

             Triad Enterprises, LLC
             c/o R. Wayne Holder
             181 East 56th Avenue, Suite 301
             Denver, CO  80216
             EIN:                           40,000         80,000

             Calvin D. Schultz
             5766 South Macon Street
             Englewood, CO   80111
             SSN:                           46,154         92,308

             Karen Waldo Hamilton and
              Robert E. Hamilton
             15732 East Crestridge Circle
             Aurora, CO  80015
             SSN:                           40,000         80,000

             Steven L. Schuster
             14901 East Hampden Ave., #180
             Aurora, CO  80014
             SSN:                           38,462         76,924

             W. Hadley Pullen
             1437 Cassin Court
             Boulder, CO  80303
             SSN:                           40,000         80,000

             Sue A. Yasko
             2616 North Emerson
             Portland, OR  97217            38,462         76,924

             Ryan M. Herrmann
             10923 Legacy Ridge Court
             Westminster, CO  80031
             SSN:                          53,846        107,692

             Robert L. Simpson
             16386 East Dorado Avenue
             Aurora, CO  80015
             SSN:                          40,000         80,000

             Stephen H. West
             16325 East Dorado Avenue
             Aurora, CO  80015
             SSN:                          76,923        153,846

             Gerard C. Lewis
             628 Country Club Lane
             Castle Rock, CO  80104
             SSN:                          76,923        153,846

             Dan Ellis
             7531 Lost Ranger Peak
             Littleton, CO  80127
             SSN:                         153,846        307,692

                  Total                16,028,539     31,457,078

                                SCHEDULE 2

                           NetSalon Corporation
                               ("NetSalon")

2.4     The Officers and Directors of NetSalon are as follows:

               Name                         Position

          Mark Manuel                    President and Director

2.12     Litigation:

     The only pending litigation is the matter with Jim Williams related to his contract dated June 23, 1999, in which Mr. Williams agreed to invest $400,000 in NetSalon.

2.17     Contracts:

     (a) Agreement dated November 19, 1998 between The Synet Corporation and NetSalon LLC related to the use of the technology, trade name, trade mark and logo "NetSalon."

     (b) Contract and Bill of Sale effective April 28, 2000, between The Synet Corporation and NetSalon LLC.

     (c) Contract with Jim Williams dated June 23, 1999 (the basis for the current litigation).

     (d) MSN Internet Access Promotion Agreement dated November 2, 1999, with The Microsoft Network LLC.

     (e)     NetSalon LLC Executive Founder Director License Agreement.

     (f)     Agreement dated March 7, 2000, between Lance Perry (Synet) and
NetSalon.

                                SCHEDULE 3

                           Makepeace Capital Corp.
                                 ("MKPC")

3.2     Capitalization:  MKPC has the following warrants outstanding:

     a)     1,475,000 A Warrants exercisable at $5.00 per share;
     b)     1,400,000 B Warrants exercisable at $7.50 per share;
     c)     1,400,000 C Warrants exercisable at $10.00 per share.

3.4     Directors and Officers of MKPC:

               Name                              Position

          W. Ross C. Corace               President, Treasurer and Director
          Samuel L. Cummings              Vice President, Secretary and
                                          Director
          Robert L. Fedellech             Director

3.20     Material Contracts of MKPC:

     None